UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2018

Axovant Sciences Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James's Square London SW1Y 4LB, United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +44 203 318 9708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 17, 2018, Axovant Sciences Ltd. (the “Company”) held its 2018 Annual General Meeting of Shareholders (the “Annual Meeting”) in London, United Kingdom. At the Annual Meeting, the shareholders considered and approved two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 24, 2018.

Of the 107,795,074 common shares outstanding as of the record date, 100,375,824 shares, or 93.1%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.

Proposal No. 1: Vivek Ramaswamy, Roger Jeffs, Ph.D., George Bickerstaff, Atul Pande, M.D., Berndt Modig and Ilan Oren were elected to serve as directors until the Company’s 2019 Annual General Meeting of Shareholders and until their successors are duly elected, by the following votes:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Vivek Ramaswamy	81,732,032	237,241	35,808	18,370,743
Roger Jeffs, Ph.D.	80,848,669	1,122,391	34,021	18,370,743
George Bickerstaff	81,807,904	160,515	36,662	18,370,743
Atul Pande, M.D.	79,093,440	2,875,555	36,086	18,370,743
Berndt Modig	79,087,032	2,880,048	38,001	18,370,743
Ilan Oren	79,079,705	2,887,462	37,914	18,370,743

Proposal No. 2: The shareholders ratified the selection by the Audit Committee of the Company's Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending March 31, 2019, appointed Ernst & Young LLP as the Company's auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the Company's fiscal year ending March 31, 2019 and authorized the Company's Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company's auditor for the Company's fiscal year ending March 31, 2019, by the following votes:

Votes For	Votes Against	Abstain
99,231,879	741,788	402,157

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: August 17, 2018	By:	/s/ Gregory Weinhoff
	Name:	Gregory Weinhoff
	Title:	Principal Financial Officer